UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2010

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10350 Science Center Drive, Suite 210 San Diego, California 92121
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (858) 731-5300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 18, 2010, NextWave Wireless Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment, in the form of Exhibit 3.1 attached hereto (the “Certificate of Amendment”), amending Article IV of its Amended and Restated Certificate of Incorporation to effect a one-for-seven reverse stock split of its common stock.  The reverse split will reduce the total number of shares of common stock the Company has authority to issue from 400,000,000 to 57,142,857 and correspondingly increase the par value per share from $0.001 to $0.007.  The Certificate of Amendment will become effective at 12:01 a.m. New York City time on June 21, 2010.

Item 8.01                      Other Events

On June 18, 2010, the Company issued a press release announcing the one-for-seven reverse stock split of its common stock to be effected pursuant to the Certificate of Amendment.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NextWave Wireless Inc.
99.1	Press Release dated June 18, 2010 titled “NextWave Announces 1-for-7 Reverse Stock Split, Effective June 21, 2010”.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, NextWave Wireless Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 18, 2010
NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Francis J. Harding Executive Vice President and Chief Financial Officer